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                                                                   EXHIBIT 99.2

                                 PRESS RELEASE
                    COMPREHENSIVE BEHAVIORAL CARE ANNOUNCES
                          SENIOR MANAGEMENT PROMOTION

TAMPA, FLORIDA - JUNE 4, 2002 - Comprehensive Behavioral Care, Inc. ("CompCare"), a wholly-owned subsidiary of Comprehensive Care Corporation (OTCBB: CHCR), today announced the promotion of Thomas Clay, MSW to the position of President, Public Sector Systems. Mr. Clay has been employed by the company since January 2000. During this time, he has been a key executive responsible for all regional operations with 40% revenue growth and membership expansion of 400,000 lives.

"We are very excited to have Tom in this new role," said Mary Jane Johnson, President and Chief Executive Officer. "He will bring more than 25 years of public sector experience to assist us in the development of these markets through creative programming for specialty populations."

Comprehensive Care Corporation, headquartered in Tampa, Florida, administers and operates behavioral health, substance abuse, and employee assistance programs for governmental agencies and managed care companies throughout the United States. The company serves more than 1,100,000 members nationwide and has a network of approximately 5,600 behavioral health practitioners.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: CERTAIN INFORMATION INCLUDED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS IS FORWARD LOOKING WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING, BUT NOT LIMITED TO, STATEMENTS CONCERNING THE COMPANY'S ANTICIPATED OPERATING RESULTS, FINANCIAL RESOURCES, INCREASES IN REVENUES, INCREASED PROFITABILITY, INTEREST EXPENSE, GROWTH AND EXPANSION, AND THE ABILITY TO OBTAIN NEW BEHAVIORAL HEALTHCARE CONTRACTS. SUCH FORWARD-LOOKING INFORMATION INVOLVES IMPORTANT RISKS AND UNCERTAINTIES THAT COULD SIGNIFICANTLY AFFECT ACTUAL RESULTS AND CAUSE THEM TO DIFFER MATERIALLY FROM EXPECTATIONS EXPRESSED HEREIN AND IN OTHER COMPANY REPORTS, SEC FILINGS, STATEMENTS, AND PRESENTATIONS. THESE RISKS AND UNCERTAINTIES INCLUDE LOCAL, REGIONAL, AND NATIONAL ECONOMIC AND POLITICAL CONDITIONS, THE EFFECT OF GOVERNMENTAL REGULATION, THE COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS.

FOR MORE INFORMATION, PLEASE CONTACT:         INVESTOR RELATIONS:
Mary Jane Johnson, RN, MBA                    Robert Landis
President and Chief Executive Officer         Chief Financial Officer
Comprehensive Care Corporation                Comprehensive Care Corporation
200 South Hoover Blvd., Suite 200             200 South Hoover Blvd., Suite 200
Tampa, FL 33609                               Tampa, FL 33609
(813) 288-4808                                (813) 288-4808